                                  CYRK, INC.

                           1993 OMNIBUS STOCK PLAN

                  EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT

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                GRANT DATE                      APRIL 15, 1997
                NUMBER OF OPTION SHARES         27,585
                OPTION PRICE PER SHARE          $10.875
                LAST DAY TO EXERCISE OPTION     APRIL 15, 2007

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This Agreement evidences the Company's grant to you of an option of the type indicated above (the "Option") under the 1993 Omnibus Stock Plan (the "Plan") to purchase shares of the Company's Common Stock, $0.01 par value, (the "Option Shares") and your acceptance of the Option and the terms and conditions of this Agreement and the Plan.

A copy of the Plan is furnished to you with this Agreement. An additional copy may be obtained on request to the Human Resources Department.

The terms of the Plan and any rules and regulations of the Compensation Committee, which administers the plan, are incorporated in this Agreement as if fully set forth in it. On the reverse side of this Agreement are some additional terms of this Option and a brief description of some of the provisions of the Plan. In the case of any ambiguity or any conflict between the terms on the reverse side and the Plan, the provisions of the Plan shall govern.

You may purchase any one or more of the Option Shares that become exercisable on a given date from that date through and including the Last day to Exercise Option, set forth above, unless this Option is sooner terminated as provided herein or in the Plan. The date or dates on which the Option Shares become exercisable are as follows:

                9,195   OPTION SHARES FROM AND AFTER APRIL 15, 1998
                9,195   OPTION SHARES FROM AND AFTER APRIL 15, 1999
                9,195   OPTION SHARES FROM AND AFTER APRIL 15, 2000

In Witness Whereof, the parties have executed this Agreement as of the Grant
Date.



CYRK, INC.                                      GRANTEE:



By: /s/ Gregory P. Shlopak                      /s/ Patrick Brady
    ------------------------------              ----------------------------
    GREGORY P. SHLOPAK                          PATRICK BRADY
    CHAIRMAN

                       ADDITIONAL OPTION AGREEMENT TERMS


A. Nothing in this Option Agreement shall in any way affect your right to resign from the Company's employ or the Company's right to terminate your employment.

B.      For an exercise to be effective, the Company must receive from you:

        (1) A written notice signed by you stating the Option Grant Date and the number of Option shares you wish to purchase; and

        (2) Payment for the Option Shares either (i) by cashier's or certified check; or (ii) by the surrender of Cyrk common stock having a fair market value equal to the purchase price of the Option Shares being purchased, all according to the rules and regulations of the committee.

C. The Company will not be obligated to deliver any Option Shares to you unless:

        (1) Provision acceptable to the Company has been made for the payment of any federal, state and local taxes that are due or that will become due and payable by you because of the purchase of the Option Shares; and

        (2) There has been compliance with all federal and state laws and regulations that the Company deems applicable, and all other legal matters in connection with the issuance and delivery of the Option Shares have been approved by the Company's counsel.

D. Except as expressly otherwise provided in the Plan, this Option is exercisable only by you during your lifetime. In addition, this Option may not be assigned or transferred except by your will or according to the laws of descent and distribution in the absence of a will.

E. If you cease to be employed by the Company other than by reason of your death or disability, no further installments of this Option shall become exercisable, and this Option shall terminate 60 days after the date your employment terminates, but in no event later than the Last Day to Exercise Option.

F. If you cease to be employed by the Company by reason of your death, this Option may be exercised, to the extent exercisable on your date of death, by your estate, personal representative or beneficiary at any time prior to the earlier of the Last Day to Exercise Option or 180 days from the date of your death.

G. If you cease to be employed by the Company by reason of disability, you may exercise this Option to the extent exercisable on the date your employment terminates at any time prior to the earlier of the Last Day to Exercise Option or 180 days from the date your employment terminates.

H. As more fully described in the Plan, the number and kind of shares issuable under this Option and the Option Price Per Share will be adjusted to account for any reorganization, merger, recapitalization, or the like that affects the Company's shares.



                     YOU SHOULD ALSO REFER TO THE COMPANY'S
                         1993 OMNIBUS STOCK OPTION PLAN

                   A COPY WILL BE FURNISHED TO YOU ON REQUEST

                                  CYRK, INC.

                           1993 OMNIBUS STOCK PLAN

                EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

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                GRANT DATE                      APRIL 15, 1997
                NUMBER OF OPTION SHARES         202,415
                OPTION PRICE PER SHARE          $10.875
                LAST DAY TO EXERCISE OPTION     APRIL 15, 2007

--------------------------------------------------------------------------------

This Agreement evidences the Company's grant to you of an option of the type indicated above (the "Option") under the 1993 Omnibus Stock Plan (the "Plan") to purchase shares of the Company's Common Stock, $0.01 par value, (the "Option Shares") and your acceptance of the Option and the terms and conditions of this Agreement and the Plan.

A copy of the Plan is furnished to you with this Agreement. An additional copy may be obtained on request to the Human Resources Department.

The terms of the Plan and any rules and regulations of the Compensation Committee, which administers the plan, are incorporated in this Agreement as if fully set forth in it. On the reverse side of this Agreement are some additional terms of this Option and a brief description of some of the provisions of the Plan. In the case of any ambiguity or any conflict between the terms on the reverse side and the Plan, the provisions of the Plan shall govern.

You may purchase any one or more of the Option Shares that become exercisable on a given date from that date through and including the Last day to Exercise Option, set forth above, unless this Option is sooner terminated as provided herein or in the Plan. The date or dates on which the Option Shares become exercisable are as follows:

               67,472   OPTION SHARES FROM AND AFTER APRIL 15, 1998
               67,472   OPTION SHARES FROM AND AFTER APRIL 15, 1999
               67,471   OPTION SHARES FROM AND AFTER APRIL 15, 2000

In Witness Whereof, the parties have executed this Agreement as of the Grant
Date.



CYRK, INC.                                      GRANTEE:



By: /s/ Gregory P. Shlopak                      /s/ Patrick Brady
    ------------------------------              ----------------------------
    GREGORY P. SHLOPAK                          PATRICK BRADY
    CHAIRMAN

                       ADDITIONAL OPTION AGREEMENT TERMS


A. Nothing in this Option Agreement shall in any way affect your right to resign from the Company's employ or the Company's right to terminate your employment.

B.      For an exercise to be effective, the Company must receive from you:

        (1) A written notice signed by you stating the Option Grant Date and the number of Option shares you wish to purchase; and

        (2) Payment for the Option Shares either (i) by cashier's or certified check; or (ii) by the surrender of Cyrk common stock having a fair market value equal to the purchase price of the Option Shares being purchased, all according to the rules and regulations of the committee.

C. The Company will not be obligated to deliver any Option Shares to you unless:

        (1) Provision acceptable to the Company has been made for the payment of any federal, state and local taxes that are due or that will become due and payable by you because of the purchase of the Option Shares; and

        (2) There has been compliance with all federal and state laws and regulations that the Company deems applicable, and all other legal matters in connection with the issuance and delivery of the Option Shares have been approved by the Company's counsel.

D. Except as expressly otherwise provided in the Plan, this Option is exercisable only by you during your lifetime. In addition, this Option may not be assigned or transferred except by your will or according to the laws of descent and distribution in the absence of a will.

E. If you cease to be employed by the Company other than by reason of your death or disability, no further installments of this Option shall become exercisable, and this Option shall terminate 60 days after the date your employment terminates, but in no event later than the Last Day to Exercise Option.

F. If you cease to be employed by the Company by reason of your death, this Option may be exercised, to the extent exercisable on your date of death, by your estate, personal representative or beneficiary at any time prior to the earlier of the Last Day to Exercise Option or 180 days from the date of your death.

G. If you cease to be employed by the Company by reason of disability, you may exercise this Option to the extent exercisable on the date your employment terminates at any time prior to the earlier of the Last Day to Exercise Option or 180 days from the date your employment terminates.

H. As more fully described in the Plan, the number and kind of shares issuable under this Option and the Option Price Per Share will be adjusted to account for any reorganization, merger, recapitalization, or the like that affects the Company's shares.



                     YOU SHOULD ALSO REFER TO THE COMPANY'S
                         1993 OMNIBUS STOCK OPTION PLAN

                   A COPY WILL BE FURNISHED TO YOU ON REQUEST